As filed with the Securities and Exchange Commission on June 24, 2013

Registration No. 333-188981

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FREESEAS INC.

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4412	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

10 Eleftheriou Venizelou Street

(Panepistimiou Ave.)

10671 Athens, Greece

011-30-210-452-8770

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alexandros Mylonas, Chief Financial Officer

FreeSeas Inc.

10 Eleftheriou Venizelou Street

(Panepistimiou Ave.)

10671 Athens, Greece

011-30-210-452-8770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Flr.

New York, New York 10006

(212) 930-9700

(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-188981) is solely to file Exhibit 5.01. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Amended and Restated By-Laws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporations Act (Part I of the Associations Law) of the Republic of the Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 60 of the Business Corporations Act (Part I of the Associations Law) of the Republic of the Marshall Islands provides as follows:

Indemnification of directors and officers.

(1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer is successful. To the extent that director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

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Item 7. Recent Sales of Unregistered Securities.

During the past three years, FreeSeas has sold the following shares of common stock without registration under the Securities Act, pursuant to exemptions from registration set forth in Sections 3(a)(10) or 4(2) of the Securities Act:

We have entered into a shareholders rights agreement with American Stock Transfer & Trust Company, LLC effective January 14, 2009 and declared a dividend of one purchase right, or a Right, to purchase one one-thousandth of our Series A Participating Preferred Stock, par value $0.001 per share, for each outstanding share of our common stock. The dividend was paid on January 23, 2009 to our shareholders of record on that date. Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from us one one-thousandth of a share of Preferred Stock at an exercise price of $90.00, subject to adjustment.

At its April 2012 meeting, our Board of Directors approved the issuance of 166,070 shares of common stock to the Manager in payment of the $926 in unpaid fees due to the Manager for the first quarter of 2012 under the management and services agreements with us. The number of shares to be issued to the Manager was based on the closing prices of our common stock on the first day of each month during the quarter, which are the dates the management and services fees were due and payable. Upon issuance of these restricted shares, Mr. Varouxakis, who is our Chairman, Chief Executive Officer and President and the owner of the Manager, will beneficially own 26% of our outstanding common stock. The Board also approved the issuance of an aggregate of 19,965 shares of FreeSeas’ common stock to the non-executive members of its Board of Directors in payment of $31 per person in unpaid Board fees for the last three quarters of 2011. The aggregate number of shares to be issued to the directors was based on the closing prices of its common stock on the last day of each of the last three quarters of 2011, which are the dates that the Board fees were due and payable. All of the foregoing shares will be restricted shares under applicable U.S. securities laws.

On May 11, 2012, FreeSeas and YA Global entered into a Standby Equity Distribution Agreement, as amended on June 28, 2012, or SEDA. Pursuant to the SEDA, we have the right, for a 24-month period, to sell shares of our common stock to YA Global for a total purchase price of up to $3,218,485. For each share of common stock purchased under the SEDA, YA Global will pay 96% of the lowest daily volume weighted average price during the five consecutive trading days after we deliver an advance notice to YA Global. We have issued 10,000 shares of our common stock to Yorkville as payment of a commitment fee and have agreed to pay $15,000 to Yorkville as a structuring fee. As of March 1, 2013, we had sold an aggregate of 173,973 shares of our common stock to YA Global.

In connection with the SEDA, YA Global also agreed to purchase from the Company one or more note in the aggregate amount of $500,000 in accordance with the terms of a Note Purchase Agreement dated May 11, 2012 (the "Note Purchase Agreement"). On August 21, 2012, the Company raised an aggregate of $250,000 pursuant to the Note Purchase Agreement.

At its October 3, 2012 meeting, Company’s Board of Directors approved the issuance of 219,650 shares of FreeSeas' common stock to the Manager in payment of the $807 in unpaid fees due to the Manager for the third quarter of 2012 under the management and services agreements with FreeSeas. The number of shares to be issued to the Manager was based on the closing prices of FreeSeas' common stock on the first day of each month during the quarter, which are the dates the management and services fees were due and payable. The Board also approved the issuance of an aggregate of 32,679 shares of FreeSeas' common stock to the non-executive members of its Board of Directors in payment of $30 per person in unpaid Board fees for the first, second and third quarter of 2012. The aggregate number of shares to be issued to the directors was based on the closing prices of FreeSeas' common stock on the last day of each of the three quarters of 2012, which are the dates that the Board fees were due and payable. All of these shares were issued in October 2012 and are restricted shares under applicable U.S. securities laws.

On October 11, 2012, FreeSeas and Dutchess entered into an Investment Agreement. Pursuant to the Investment Agreement, we have the right, for a 36-month period, to sell 235,297 shares of our common stock to Dutchess. For each share of common stock purchased under the Investment Agreement, Dutchess will pay 98% of the lowest daily volume weighted average price during the five consecutive trading days commencing on the day we deliver the put notice to Dutchess. As of March 1, 2013, the Company has sold 235,297 shares of its common stock to Dutchess, under its Investment Agreement for aggregate sales proceeds of $197.

On January 15, 2013, we issued 137,500 shares of our common stock (the “Settlement Shares”) to Hanover Holdings I, LLC (“Hanover”) in connection with a stipulation of settlement (the “Settlement Agreement”) of an outstanding litigation claim. The Settlement Agreement provides that the Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Settlement Agreement be based upon a specified discount to the trading volume weighted average price (the “VWAP”) of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Settlement Agreement shall be equal to the quotient obtained by dividing (i) $305,485.59 by (ii) 70% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Settlement Shares (the “True-Up Period”), rounded up to the nearest whole share (the “VWAP Shares”). The Settlement Agreement further provides that if, at any time and from time to time during the True-Up Period, Hanover reasonably believes that the total number of Settlement Shares previously issued to Hanover shall be less than the total number of VWAP Shares to be issued to Hanover or its designee in connection with the Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee (subject to the limitations described below), and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Settlement Shares” for purposes of the Settlement Agreement).

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On January 18, 2013, we delivered an additional 40,000 shares to Hanover and on January 29, 2013, we delivered an additional 8,285 shares to Hanover. At the end of the True-Up Period, (i) if the number of VWAP Shares exceeds the number of Settlement Shares issued, then the Company will issue to Hanover or its designee additional shares of Common Stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Hanover or its designee will return to the Company for cancellation that number of shares of Common Stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares.

On January 31, 2013, an amendment to the Settlement Agreement reduced the True-Up Period from 35 trading days following the date the Initial Settlement Shares were issued to four trading days following the date the Initial Settlement Shares were issued. As a result, the True-Up Period expired on January 22, 2013. Accordingly, the total number of shares of Common Stock issuable to Hanover pursuant to the Settlement Agreement, as amended, was 185,785, which number is equal to the quotient obtained by dividing (i) $305,485.59 by (ii) 70% of the VWAP of the Common Stock over the four-trading day period following the date of issuance of the Initial Settlement Shares, rounded up to the nearest whole share. All of such 185,785 shares of Common Stock had been issued to Hanover prior to the amendment of the Settlement Agreement. Accordingly, no further shares of Common Stock are issuable to Hanover pursuant to the Settlement Agreement, as amended, and Hanover is not required to return any shares of Common Stock to the Company for cancellation pursuant thereto.

On January 24, 2013, FreeSeas and Granite entered into an Investment Agreement. Pursuant to the Investment Agreement, we have the right, for a 36-month period, to sell up to 395,791 shares of our common stock to Granite. For each share of common stock purchased under the Investment Agreement, Granite will pay 98% of the lowest daily volume weighted average price during the five consecutive trading days commencing on the day we deliver the put notice to Granite. As of May 1, 2013, the Company has sold all 395,791 shares of its common stock to Granite under its Investment Agreement for aggregate sales proceeds of $458.

On February 13, 2013, we issued 185,000 shares of our common stock (the “Second Settlement Shares”) to Hanover in connection with a second stipulation of settlement (the “Second Settlement Agreement”) of an outstanding litigation claim. The Second Settlement Agreement provides that the Second Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Second Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Second Settlement Agreement be based upon a specified discount to the VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Second Settlement Agreement shall be equal to the quotient obtained by dividing (i) $740,651.57 by (ii) 75% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Second Settlement Shares (the “Second True-Up Period”), rounded up to the nearest whole share (the “Second VWAP Shares”). The Second Settlement Agreement further provides that if, at any time and from time to time during the Second True-Up Period, Hanover reasonably believes that the total number of Second Settlement Shares previously issued to Hanover shall be less than the total number of Second VWAP Shares to be issued to Hanover or its designee in connection with the Second Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Second True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee, and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Second Settlement Shares” for purposes of the Second Settlement Agreement). On February 19, 2013, the Company issued and delivered to Hanover 90,000 additional Second Settlement Shares, on February 25, 2013, the Company issued and delivered to Hanover another 90,000 additional Second Settlement Shares, on February 26, 2013 the Company issued and delivered to Hanover another 90,000 additional Second Settlement Shares, on February 27, 2013, the Company issued and delivered to Hanover another 100,000 additional Second Settlement Shares, on February 28, 2013, the Company issued and delivered to Hanover another 100,000 additional Second Settlement Shares and on March 4, 2013, the Company issued and delivered to Hanover another 100,000 additional Second Settlement Shares. At the end of the Second True-Up Period, the Company issued and delivered 31,755 additional Second Settlement Shares to Hanover on March 6, 2013.

On February 28, 2013, pursuant to the approval of the Company’s Board of Directors at its January 18, 2013 meeting, the Company issued 641,639 shares of its common stock to the Manager in payment of $809 in unpaid fees due to the Manager for November and December 2012 and January 2013 and 41,909 shares of its common stock to its non-executive directors in payment of $48 in unpaid Board fees for the fourth quarter of 2012.

On March 14, 2013, we issued 70,192 shares of common stock to YA Global in settlement of the outstanding interest and principal totaled $63 under the promissory note, pursuant to the Note Purchase Agreement dated May 11, 2012 between the Company and YA Global.

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On March 20, 2013, we issued 350,000 shares of our common stock (the “Third Settlement Shares”) to Hanover in connection with a third stipulation of settlement (the Third Settlement Agreement of an outstanding litigation claim. The Third Settlement Agreement provides that the Third Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Third Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Third Settlement Agreement be based upon a specified discount to the VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Third Settlement Agreement shall be equal to the quotient obtained by dividing (i) $1,264,656.12 by (ii) 70% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Third Settlement Shares (the “Third True-Up Period”), rounded up to the nearest whole share (the “Third VWAP Shares”). The Third Settlement Agreement further provides that if, at any time and from time to time during the Third True-Up Period, Hanover reasonably believes that the total number of Third Settlement Shares previously issued to Hanover shall be less than the total number of Third VWAP Shares to be issued to Hanover or its designee in connection with the Third Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Third True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee, and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Third Settlement Shares” for purposes of the Third Settlement Agreement). On March 21, 2013, the Company issued and delivered to Hanover 390,000 additional Settlement Shares, on March 22, 2013, the Company issued and delivered to Hanover another 420,000 additional Settlement Shares and on March 26, 2013 the Company issued and delivered to Hanover another 300,000 additional Settlement Shares. At the end of the Third True-Up Period, the Company issued and delivered 12,894 additional Settlement Shares to Hanover on March 26, 2013.

On April 17, 2013, 2013, we issued 560,000 shares of our common stock (the “Fourth Settlement Shares”) to Hanover in connection with a fourth stipulation of settlement (the “Fourth Settlement Agreement”) of an outstanding litigation claim. The Fourth Settlement Agreement provides that the Fourth Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Fourth Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Fourth Settlement Agreement be based upon a specified discount to the trading VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Fourth Settlement Agreement shall be equal to the quotient obtained by dividing (i) $1,792,416.92 by (ii) 75% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Fourth Settlement Shares (the “Fourth True-Up Period”), rounded up to the nearest whole share (the “Fourth VWAP Shares”). The Fourth Settlement Agreement further provides that if, at any time and from time to time during the Fourth True-Up Period, Hanover reasonably believes that the total number of Fourth Settlement Shares previously issued to Hanover shall be less than the total number of Fourth VWAP Shares to be issued to Hanover or its designee in connection with the Fourth Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Fourth True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee (subject to the limitations described below), and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Fourth Settlement Shares” for purposes of the Fourth Settlement Agreement). On April 22, 2013, the Company issued and delivered to Hanover 300,000 additional Settlement Shares, on April 29, 2013, the Company issued and delivered to Hanover another 325,000 additional Settlement Shares, on May 6, 2013, the Company issued and delivered to Hanover another 335,000 additional Settlement Shares, on May 10, 2013, the Company issued and delivered to Hanover another 350,000 additional Settlement Shares, on May 16, 2013, the Company issued and delivered to Hanover another 750,000 additional Settlement Shares and on May 22, 2013, the Company issued and delivered to Hanover another 200,000 additional Settlement Shares. . At the end of the Fourth True-Up Period, the Company issued and delivered 594 additional Settlement Shares to Hanover on May 24, 2013.

On May 28, 2013, we issued 136,925 shares of common stock issued to Navar for settlement of $94 of outstanding debt.

Item 8. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Description	Where Filed

3.01	Amended and Restated Articles of Incorporation of FreeSeas Inc. (formerly known as Adventure Holdings S.A.)	Exhibit 3.1 to Registrant’s Registration Statement on Form F-1 (File No. 333-124825) filed on May 11, 2005 and incorporated herein by reference

3.02	Amended and Restated By-Laws of FreeSeas Inc. (formerly known as Adventure Holdings S.A.)	Exhibit 3.2 to Registrant’s Registration Statement on Form F-1 (File No. 333-124825) filed on May 11, 2005 and incorporated herein by reference

3.03	First Amendment to the Amended and Restated Bylaws of FreeSeas Inc.	Exhibit 3.3 to Amendment No. 1 to Registrant’s Registration Statement on Form F-1 (File No. 333-145203) filed on October 15, 2007 and incorporated herein by reference

3.04	First Amendment to the Amended and Restated Articles of Incorporation of FreeSeas Inc.	Exhibit 99.3 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

3.05	Amendment to the Amended and Restated Articles of Incorporation of FreeSeas Inc.	Exhibit 1.5 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2010 and incorporated herein by reference

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3.06	Certificate of Amendment to the Amended and Restated Articles of Incorporation, as filed with the Registrar of Corporations of the Marshall Islands on February 12, 2013	Exhibit 3.01 to Registrant’s Form 6-K, as filed on February 14, 2013 and incorporated herein by reference.

4.01	Specimen Common Stock Certificate	Exhibit 4.1 to Amendment No. 1 to Registrant’s Registration Statement on Form F-1 (File No. 333-124825) filed on July 22, 2005 and incorporated herein by reference

4.02	Shareholder Rights Agreement entered into effective as of January 14, 2009 by and between FreeSeas Inc. and American Stock Transfer & Trust Company, LLC	Exhibit 2.9 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 and incorporated herein by reference

5.01	Opinion of Marshall Islands counsel to the Registrant, as to the validity of the securities to be issued	Filed herewith

10.01	Amended and Restated 2005 Stock Incentive Plan	Annex A to Registrant’s Form 6-K filed on December 1, 2006 and incorporated herein by reference

10.02	Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.39 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 and incorporated herein by reference

10.03	First Preferred Mortgage on the M/V Free Hero in favor of Credit Suisse	Exhibit 4.40 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 and incorporated herein by reference

10.04	Addendum No. 1 dated July 18, 2011 to First Preferred Mortgage on the M/V Free Hero in favor of Credit Suisse AG	Exhibit 4.4 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012

10.05	First Preferred Mortgage on the M/V Free Goddess in favor of Credit Suisse	Exhibit 4.41 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 and incorporated herein by reference

10.06	Addendum No. 1 dated July 18, 2011 to First Preferred Mortgage on the M/V Free Goddess in favor of Credit Suisse AG	Exhibit 4.6 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012

10.07	First Preferred Mortgage on the M/V Free Jupiter in favor of Credit Suisse	Exhibit 4.42 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 and incorporated herein by reference

10.08	Addendum No. 1 dated July 18, 2011 to First Preferred Mortgage on the M/V Free Jupiter in favor of Credit Suisse AG	Exhibit 4.8 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012

10.09	Supplemental Agreement dated June 26, 2008 to the Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.56 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 and incorporated herein by reference

10.10	Supplemental Agreement dated March 23, 2009 to the Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.57 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 and incorporated herein by reference

10.11	Amended and Restated Services Agreement dated October 1, 2008 between FreeSeas Inc. and Free Bulkers S.A.	Exhibit 4.61 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 and incorporated herein by reference

10.12	Supplemental Agreement dated June 8, 2011 between FreeSeas, Inc. and Free Bulkers S.A.	Exhibit 4.12 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012

10.13	Amendment and Restatement Agreement dated September 1, 2009 among Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A., Adventure Eleven S.A., FreeSeas Inc. and New HBU II N.V.	Exhibit 99.5 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

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10.14	Facility Agreement dated September 1, 2009 among Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A., Adventure Eleven S.A., FreeSeas Inc. and New HBU II N.V.	Exhibit 99.6 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.15	Deed of Release of Whole dated September 15, 2009 by New HBU II N.V. in favour of Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A. and Adventure Eleven S.A.	Exhibit 99.7 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.16	Deed of Assignment dated September 15, 2009 between Adventure Three S.A. and New HBU II N.V.	Exhibit 99.9 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.17	Deed of Assignment dated September 15, 2009 between Adventure Seven S.A. and New HBU II N.V.	Exhibit 99.10 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.18	Deed of Assignment dated September 15, 2009 between Adventure Eleven S.A. and New HBU II N.V.	Exhibit 99.11 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.19	Addendum No. 1 dated September 17, 2009 to the Amended and Restated Services Agreement dated October 1, 2008 by and between FreeSeas Inc. and Free Bulkers S.A.	Exhibit 99.12 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.20	Form of Standard Ship Management Agreement by and between Free Bulkers S.A. and each of Adventure Five S.A. through Adventure Twelve S.A.	Exhibit 99.13 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.21	Form of Addendum No. 2 to BIMCO Management Agreement by and between Free Bulkers S.A. and each of Adventure Two S.A. and Adventure Three S.A. and Form of Addendum No. 1 to BIMCO Management Agreement by and between Free Bulkers S.A. and each of Adventure Five S.A. through Adventure Twelve S.A.	Exhibit 99.14 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.22	Loan Agreement dated December 15, 2009 among Adventure Nine S.A., Adventure Twelve S.A. and First Business Bank	Exhibit 4.60 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.23	First Priority Mortgage on the M/V Free Impala in favor of First Business Bank	Exhibit 4.61 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.24	First Preferred Mortgage on the M/V Free Neptune in favor of First Business Bank	Exhibit 4.62 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.25	Deed of Covenants dated December 16, 2009 between Adventure Nine S.A. and First Business Bank	Exhibit 4.63 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.26	Amendment and Restatement Agreement dated December 1, 2009 among Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A., Adventure Eleven S.A., FreeSeas Inc. and New HBU II N.V	Exhibit 4.64 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.27	Restated Facility Agreement dated December 1, 2009 among Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A., Adventure Eleven S.A., FreeSeas Inc. and New HBU II N.V.	Exhibit 4.65 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

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10.28	Third Supplemental Agreement dated November 27, 2009 to the Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.66 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.29	Fourth Supplemental Agreement dated July 15, 2011 to the Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 99.3 to Registrant’s 6-K filed December 12, 2011 and incorporated herein by reference

10.30	Fifth Supplemental Agreement dated November 7, 2011 to the Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 99.4 to Registrant’s 6-K filed December 12, 2011 and incorporated herein by reference

10.31	Credit Suisse Letter dated August 4, 2011 regarding Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.35 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012 and incorporated herein by reference

10.32	Credit Suisse Letter dated September 6, 2011 regarding Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.36 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012 and incorporated herein by reference

10.33	First Preferred Liberian Ship Mortgage on the M/V Free Goddess in favor of Credit Suisse AG	Exhibit 4.67 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.34	First Preferred Liberian Ship Mortgage on the M/V Free Hero in favor of Credit Suisse AG	Exhibit 4.68 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.35	First Preferred Liberian Ship Mortgage on the M/V Free Jupiter in favor of Credit Suisse AG	Exhibit 4.69 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.36	Addendum No. 2 dated July 18, 2011 to First Preferred Mortgage on the M/V Free Lady in favor of Credit Suisse AG	Exhibit 4.32 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012 and incorporated herein by reference

10.37	First Supplemental Agreement dated January 27, 2012 among FBB – First Business Bank S.A., Adventure Nine S.A., Adventure Twelve S.A., FreeSeas Inc. and Free Bulkers S.A.	Exhibit 4.30 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 7, 2012 and incorporated herein by reference

10.38	Letter Agreement dated February 2, 2012 with Credit Suisse	Exhibit 4.31 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 7, 2012 and incorporated herein by reference

10.39	Standby Equity Distribution Agreement dated May 11, 2012 between FreeSeas Inc. and YA Global Master SPV Ltd.	Exhibit 99.2 to Registrant’s Form 6-K, as filed on May 15, 2012 and incorporated herein by reference

10.40	Note Purchase Agreement dated May 11, 2012 between FreeSeas Inc. and YA Global Master SPV Ltd.	Exhibit 99.3 to Registrant’s Form 6-K, as filed on May 15, 2012 and incorporated herein by reference

10.41	Amendment dated June 28, 2012 to Standby Equity Distribution Agreement	Exhibit 99.1 to Registrant’s Form 6-K, as filed on June 29, 2012 and incorporated herein by reference

10.42	Sixth Supplemental Agreement dated May 31, 2012 among FreeSeas Inc., Adventure Five S.A., Adventure Six S.A., Adventure Eight S.A., Adventure Ten S.A., Free Bulkers S.A., and Credit Suisse AG	Exhibit 99.1 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.43	Facility Agreement (as amended and restated) between FreeSeas Inc. and Credit Suisse AG	Exhibit 99.2 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

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10.44	Addendum No. 3 to First Preferred Mortgage dated May 31, 2012 between Adventure Five S.A. and Credit Suisse AG	Exhibit 99.3 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.45	Addendum No. 3 to First Preferred Mortgage dated May 31, 2012 between Adventure Six S.A. and Credit Suisse AG	Exhibit 99.4 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.46	Addendum No. 3 to First Preferred Mortgage dated May 31, 2012 between Adventure Eight S.A. and Credit Suisse AG	Exhibit 99.5 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.47	Deed of Release dated May 31, 2012 by Credit Suisse AG in favor of Adventure Ten S.A.	Exhibit 99.6 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.48	Amendment and Restatement Agreement dated September 7, 2012 by and among FreeSeas Inc., certain of the Company’s subsidiaries and Deutsche Bank Nederland N.V.	Exhibit 99.6 to Registrant’s Form 6-K, as filed on September 19, 2012 and incorporated herein by reference

10.49	Investment Agreement dated October 11, 2012 by and between the Company and Dutchess Opportunity Fund, II, LP	Exhibit 99.1 to Registrant's Form 6-K, as filed on October 12, 2012 and incorporated herein by reference.

10.50	Registration Rights Agreement dated October 11, 2012 by and between the Company and Dutchess Opportunity Fund, II, LP	Exhibit 99.2 to Registrant's Form 6-K, as filed on October 12, 2012 and incorporated herein by reference.

10.51	Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on January 15, 2013 and incorporated herein by reference.

10.52	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated January 14, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on January 15, 2013 and incorporated herein by reference.

10.53	Investment Agreement dated January 24, 2013 by and between the Company and Granite State Capital, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on January 24, 2013 and incorporated herein by reference.

10.54	Registration Rights Agreement dated January 24, 2013 by and between the Company and Granite State Capital, LLC	Exhibit 99.2 to Registrant's Form 6-K, as filed on January 24, 2013 and incorporated herein by reference.

10.55	Amendment to Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on February 1, 2013 and incorporated herein by reference.

10.56	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated January 31, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on February 1, 2013 and incorporated herein by reference.

10.57	Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on February 13, 2013 and incorporated herein by reference.

10.58	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated February 13, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on February 13, 2013 and incorporated herein by reference.

10.59	Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on March 20, 2013 and incorporated herein by reference.

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10.60	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated March 19, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on March 20, 2013 and incorporated herein by reference.

10.61	Revised Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated March 20, 2013	Exhibit 99.3 to Registrant's Form 6-K, as filed on March 20, 2013 and incorporated herein by reference.

10.62	Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on April 17, 2013 and incorporated herein by reference.

10.63	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated April 17, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on April 17, 2013 and incorporated herein by reference.

10.64	Investment Agreement dated May 29, 2013 by and between the Company and Dutchess Opportunity Fund, II, LP	Exhibit 99.1 to Registrant's Form 6-K, as filed on May 30, 2013 and incorporated herein by reference.

10.65	Registration Rights Agreement dated May 29, 2013 by and between the Company and Dutchess Opportunity Fund, II, LP	Exhibit 99.2 to Registrant's Form 6-K, as filed on May 30, 2013 and incorporated herein by reference.

21.01	Subsidiaries of the Registrant	Exhibit 21.1 to Registrant’s Registration Statement on Form F-1 (File No. 333-182471) filed on June 29, 2012 and incorporated herein by reference

23.01	Consent of RBSM LLP	Previously filed

23.02	Consent of Marshall Islands Counsel	Filed herewith

24.1	Power of Attorney	Previously filed

Item 9. Undertakings.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Amendment No. 1 to the Registration Statement on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piraeus, Country of Greece on June 24, 2013.

FREESEAS INC.

By:	/s/ Ion G. Varouxakis
Ion G. Varouxakis,
Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the U.S. Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ion G. Varouxakis	Chairman of the Board of Directors, Chief Executive Officer and President (Principal executive officer)	June 24, 2013
Ion G. Varouxakis

/s/ Alexandros Mylonas	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 24, 2013
Alexandros Mylonas

*	Director	June 24, 2013
Focko H. Nauta

*	Director	June 24, 2013
Dimitrios Panagiotopoulos

*	Director	June 24, 2013
Keith Bloomfield

*	Director	June 24, 2013
Xenophon Galinas

*By: /s/ ALEXANDROS MYLONAS
Alexander Mylonas
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Sichenzia Ross Friedman Ference LLP, the duly authorized representative in the United States of FreeSeas Inc., has signed this amended registration statement in New York, New York on June 24, 2013.

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By:	/s/ Marc J. Ross
Name: Marc J. Ross, Esq.
Title: Partner

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